Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT of 2002
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-K of The Lamson & Sessions Co. (the “Company”) for the period ended December 31, 2005 as filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2006 (the “Report”), the undersigned officer of the Company certifies that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
     A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.
February 24, 2006

/s/ John B. Schulze

John B. Schulze
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)